EXHIBIT 21 - Active Subsidiaries of Registrant

                                                          State of
Name                                                    Oganization
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Kinro, Inc.                                                Ohio

Kinro Manufacturing, Inc.                                  Delaware

Kinro Holding, Inc.                                        New York

Kinro Texas Limited Partnership                            Texas

Kinro Tennessee Limited Partnership                        Texas

Lippert Components, Inc.                                   Delaware

Lippert Holding, Inc.                                      New York

Lippert Components
 Manufacturing, Inc.                                       Delaware

Lippert Components Texas
 Limited Partnership                                       Texas

Lippert Tire & Axle, Inc.                                  Delaware

Shoals Holding, Inc.                                       New York

Lippert Tire & Axle Texas
 Limited Partnership                                       Texas

Coil Clip, Inc.                                            Delaware

BBD Realty Texas Limited Partnership                       Texas

LD Realty, Inc.                                            Delaware

Lippert Components of Canada, Inc.                         Ontario, Canada


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